Exhibit 10.2

FG Financial Group Inc.

2023 Employee Share Purchase Plan, Effective May 16, 2023

1.	PURPOSE

The FG Financial Group Inc. 2023 Employee Share Purchase Plan (the “Plan”) has been established to enable eligible employees of the Company to acquire Common Shares in FG Financial Group, Inc. in a convenient and systematic manner, so as to encourage continued employee interest in the operation, growth and development of the Company, to provide an additional investment opportunity to employees and to align the interests of such employees with those of FGF shareholders. Effective May 16, 2023, the Plan as set forth herein to allow Qualifying Participants to be eligible for matching Company Contributions that will be combined with Participant Contributions to purchase Shares under the Plan. The Company does not intend for the Plan to qualify as an employee stock purchase plan under Section 423 of the U.S. Internal Revenue Code of 1986, as amended.

2.	DEFINITIONS AND INTERPRETATION

2.1	“Account” means the account maintained by the Administrator in respect of each Participant as described in Section 7.

2.2	“Adjusted Salary” means the regular salary, wages and commissions, if any, payable to a Participant by the Company for the Participant’s service, excluding any bonuses or other compensation.

2.3	“Administration Agreement” means the agreement referred to in Section 11.

2.4	“Administrator” means the person, company or firm which has been appointed by the Company under Section 11 to maintain an account and to hold Shares as Administrator for Participants, and with whom the Company enters into a Services Agreement with respect thereto.

2.5	“Board” means the Board of Directors of FGF.

2.6	“Company” means FG Financial Group, Inc. and each of its Subsidiaries (unless such Subsidiary has been designated by the Board as ineligible to participate in the Plan) and their respective successors and assigns, so long as they remain Subsidiaries on a consolidated basis, or each of them, as applicable.

2.7	“Company Contribution” means the amount of money paid by the Company under the Plan in respect of a Qualifying Participant as described in Section 5.

2.8	“Contribution” means Company Contributions and Participant Contributions.

2.9	“Employee” means a regular employee of the Company working at least 30 hours per week, but for greater certainty, does not include contract, part-time, or retired employees of the Company, employees receiving long-term disability payments or employees on unpaid leaves of absence.

2.10	“FGF” means FG Financial Group, Inc.

2.11	“Nonqualifying Participant” means a Participant (i) who, subject to Section 5.2, has not completed at least 12 months of employment as an Employee as of the applicable payroll date or (ii) who has elected a Release of Shares from such Participant’s Account within five years prior to the applicable payroll date.

2.12	“Participant” means an Employee who has applied and agreed to participate in the Plan in accordance with the terms of the Plan and procedures established by the Administrator and FGF.

2.13	“Participant Contribution” means the amount of money contributed by a Participant to the Plan as described in Section 4.

2.14	“Plan” means this FG Financial Group, Inc. Employee Share Purchase Plan described herein and includes all amendments thereto.

2.15	“Qualifying Participant” means a Participant who is not a Nonqualifying Participant.

2.16	“Release” means a withdrawal of Shares from a Participant’s Account as described in Sections 8 and 9.

2.17	“Shares” means the Common Shares in the capital of FGF, and includes any shares of FGF into which such shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed pursuant to a reorganization.

2.18	“Subsidiary” means a subsidiary of FGF.

Unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

This Plan is established under the laws of the State of Nevada and the rights of all parties and the interpretation of each and every provision of the Plan shall be governed and construed in accordance with the laws of the State of Nevada, except to the extent the Plan or the Shares are subject to applicable U.S. federal law.

3.	ELIGIBILITY AND PARTICIPATION

3.1	An Employee shall be eligible for participation in the Plan on the first day of the month following such Employee’s first 30 days of employment with the Company.

3.2	An Employee who is an employee of a corporation which has become a Subsidiary of FGF is eligible for participation in the Plan provided that such Employee has been employed by such Subsidiary for not less than 30 days.

3.3	To become a Participant, an eligible Employee must complete and sign an application in the form prescribed by the Company from time to time and file it with the Company’s Human Resources department, or such officer or employee of the Company designated by the Company from time to time, and authorize the Company in writing to deduct the Participant Contribution from the Participant’s Adjusted Salary. Upon receipt of such application by the Company, such Employee shall become a Participant under the Plan. Notwithstanding the foregoing, no Employee shall be entitled to enroll in the Plan or acquire Shares under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its employees.

3.4	The Company will provide each Participant with the following:

(a)	a written explanation of the pertinent provisions of the Plan (including amendments thereto applicable to the Participant), together with a written explanation of the rights and duties of a Participant; and

(b)	any other information regarding the Plan required to be provided, and in a manner prescribed, under any applicable laws.

3.5	If a Participant’s employment with the Company terminates for any reason and the Participant is subsequently rehired, the Participant may resume his or her participation in the Plan as of the first day of the month following 30 days of subsequent employment; provided that if the Participant is reemployed less than 90 days after his or her termination date, the Committee may permit the Participant to resume his or her participation earlier than the first day of the month following 30 days of subsequent employment.

4.	PARTICIPANT CONTRIBUTIONS

4.1	A Participant may elect to contribute as the Participant Contribution under the Plan an amount for each regular payroll period; provided, however, that such amount shall not be greater than five percent (5%) of the Adjusted Salary of the Participant for the applicable payroll period. Such election shall initially be made by the Participant by completing, signing and filing with the Company an application in the form and manner prescribed by the Company as contemplated by Section 3.4.

4.2	Subject to Section 4.1, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan at any time by completing, signing and filing an authorization in the form prescribed by the Company from time to time.

4.3	Subject to the foregoing, the effective date of any initial election, change, suspension or resumption of Participant Contributions under this Section 4 shall be governed by regular payroll input deadlines of the Company.

4.4	All Participant Contributions shall be deducted by the Company out of each regular payroll payment and shall be paid to the Administrator and applied in accordance with Section 6.1.

5.	COMPANY CONTRIBUTIONS

5.1	Company Contributions as described herein shall be made on the date of each Participant Contribution only in respect of those Qualifying Participants who have made a Participant Contribution as of to such date. Company Contributions vest on the date made by the Company.

5.2	The amount of the Company Contribution made on behalf of each Qualifying Participant shall be equal to 100% of the Participant Contribution made by such Qualifying Participant for the applicable payroll period. For purposes of clarity, the allocation of the Company

5.3	Contributions pursuant to this Section 5.2 shall equate to a 50% discount in the purchase price per Share acquired by a Participant..

5.4	Company Contributions on behalf of a Qualifying Participant shall be paid by the Company on behalf of the Participant to the Administrator at the time of the payments made pursuant to Section 4.4 and applied in accordance with Section 6.1.

5.5	Company Contributions shall be additional remuneration to the Qualifying Participant which the Qualifying Participant directs to be paid to the Administrator and applied in accordance with Section 6.1. By participating in the Plan, the Qualifying Participant acknowledges that the full amount of Company Contribution shall be paid and applied on behalf of the Qualifying Participant in accordance with the Plan and that any income tax or other statutory or other payroll deductions in respect of Company Contributions shall be deducted from regular payroll payments to the Participant.

5.6	If a Participant elects a Release from his or her Account, such Participant will become a Nonqualifying Participant and shall be ineligible to receive Company Contributions for a period of five years from the date of such Release. This Section 5.5 shall not apply to a Participant whose Shares are released from his or her Account upon a termination of employment pursuant to Section 9.1.

6.	PURCHASE AND ALLOCATION OF SHARES

6.1	Participant Contributions and Company Contributions shall be paid in full on behalf of the Participants to purchase, as soon as administratively practicable after the date of such Contributions, such number of Shares of FGF as are required to give effect to the terms of the Plan. The purchase price for such Shares shall be equal to the market price of such Shares on the NASDAQ at the time of acquisition.

6.2	Such Shares will be acquired by the Administrator on the open market on behalf of the Participants as fully paid and non-assessable Shares of FGF through the services of a duly registered stockbroker.

6.3	The shares purchased with Participant Contributions and Company Contributions in accordance with Section 6.1 shall be allocated to the Participants in accordance with the respective Contributions made by each such Participant and the Company. Such allocation shall be expressed in terms of whole numbers and fractional parts of Shares.

6.4	In the event that dividends are paid on Shares held in the Participant’s account, such dividends will be credited to the Participant’s Account. Dividend funds, if applicable, will be reinvested and used to purchase additional Shares as soon as is reasonably practicable after receipt of the funds. The purchase price for such Shares shall be the prevailing market price at the time of such purchase.

6.5	The maximum number of Shares that shall be made available for sale under the Plan shall be 1,000,000 Shares, subject to adjustment upon an Equity Restructuring as provided in Section 15. If on a given purchase date the number of Shares eligible to be purchased exceeds the number of Shares then available

6.6	under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

6.7	No Participant shall have any interest or voting right with respect to Shares available under the Plan until such Shares have been purchased and are transferred to such Participant.

7.	ACCOUNTING

The Administrator shall maintain an account for each Participant in such a way that the interests of each Participant in the Plan in respect of Participant Contributions and Company Contributions may be ascertained. Such individual accounts shall be posted periodically. The Account will reflect Shares purchased by Participant Contributions and Company Contributions which have been allocated to such Account.

8.	RELEASE OF SHARES

8.1	A Participant may, subject to this Section and Section 13.5, elect to receive certificates or other evidence representing Shares in the Participant’s Account (a “Release”). Such Release shall require prior written notice to the Administrator of at least fourteen (14) days. Except as set out in Section 9 or unless otherwise determined by the Company, a Participant may not make such election more than once in any four-month period.

8.2	Subject to Section 8.1, a Participant who has notified the Administrator that the Participant wishes to withdraw the whole or a part of the Shares in the Participant’s Account shall be entitled to receive such Shares (provided the Release is in respect of at least ten (10) Shares or, if less, all of the Shares held in the Participant’s Account), computed to the date the notice is received by the Administrator. A share certificate or other evidence representing the appropriate number of Shares, registered in the name of such Participant or to an account for which the Participant is the beneficial holder, will be provided to the Participant. If such Participant is withdrawing the entire Account and is entitled to a fraction of a Share upon such Release, an amount equal to the value of such fraction shall be paid to the Participant in cash. At the Participant’s option, the Administrator:

(a)	may sell Shares in the Participant’s Account, in which case a Release will be comprised of the proceeds of such sale less all applicable taxes; or

(b)	may transfer Shares to a brokerage account in the Participant’s name.

8.3	The Company shall arrange to provide statements to Participants describing the particulars of each Release.

9.	DISTRIBUTION ON TERMINATION OF EMPLOYMENT

9.1	Upon the termination of employment of any Participant with the Company for any reason, all Participant Contributions and Company Contributions on behalf of the Participant shall cease and the Company may, in its sole discretion, provide for all of the Shares credited to the Participant’s Account to be Released.

9.2	Unless the Participant makes an election in accordance with Section 8.2 or Section 9.1, within 60 days of the date of termination a certificate or other evidence representing such Shares, registered in the name of such Participant, or in such name as the Participant may direct, shall be mailed to the Participant.

If the Participant shall be entitled to a fraction of a Share upon such termination, an amount equal to the value of such fraction shall be paid to such Participant in cash.

10.	SALE OF COMPANY

If the Participant’s employer ceases to be a subsidiary of FGF, such Participant shall be entitled to retain any Common Shares held in his or her Account. However, such Participant shall no longer be entitled to make Participant Contributions or receive Company Contributions pursuant to Section 4 or Section 5.

11.	THE ADMINISTRATOR

The Company shall appoint a person, firm or company to serve as the Administrator under the Plan. The Company and the Administrator shall enter into an agreement (the “Administration Agreement”), which shall provide for the application of amounts received to purchase Shares. The Administration Agreement shall provide that the Administrator holds such Shares as agent for the Participants in accordance with the Plan. The Administration Agreement shall contain such other terms and provisions, not inconsistent with the Plan, as the Company shall approve. The Company shall have the right, at any time and from time to time, to remove from office the Administrator under the Plan and to appoint another Administrator in its stead in accordance with the terms of the Administration Agreement.

12.	ADMINISTRATION

The Plan shall be administered by the Administrator and the Company in accordance with its provisions. All costs and expenses of administering the Plan, except as otherwise set out in the Plan, will be paid by the Company. Commissions, if any, on the purchase of Shares shall be paid by the Company. All brokerage fees and other expenses related to the sale of a Participant’s Shares shall be charged to such Participant. The Administrator and the Company may, from time to time, establish administrative rules and regulations relating to the operation of the Plan as they may deem necessary to further the purpose of the Plan and amend or repeal such rules and regulations. The Company, in its discretion, may appoint a committee for the purpose of interpreting, administering, and implementing the Plan. The Company may also delegate to any director, officer or employee of the Company any of its administrative duties and powers as it may see fit.

13.	GENERAL PROVISIONS

13.1	The Administrator shall distribute to each Participant a statement of the Participant’s account balances in the Participant’s Account quarterly or on such other periodic basis as the Administrator determines to be appropriate.

13.2	The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, except upon death or upon mental incompetency, or as otherwise specifically permitted herein. To the extent permitted by the Administrator, a Participant may file a written designation of a beneficiary who shall receive, in the event of the Participant’s death, (i) the Shares, if any, purchased by the Participant and held in an account for such Participant’s benefit and/or (ii) any cash credited to such participant’s Account. Such beneficiary designation may be changed by the Participant at any time by written notice given to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, or to the extent the Administrator does not permit Participants to designate beneficiaries under the Plan, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or otherwise in accordance with the applicable laws of descent and distribution.

13.3	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Employee’s employment with the Company. No Employee, Participant or other person shall have any claim or right to participate under the Plan. Participation in this Plan shall not affect the right of the Company to terminate the employment of a Participant. Neither any period of notice, if any, nor any payment in lieu thereof, or combination thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

13.4	The Plan and the implementation thereof is subject to such governmental and stock exchange approvals or consents that now or in the future are applicable. As a condition of participating in the Plan, each Participant agrees to comply with all laws, rules and regulations which may apply in connection with the Plan and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

13.5	The Company may adopt and apply rules that, in its opinion, will ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax, including on the amount, if any, includable in income of a Participant. The Company shall have the right in its discretion to satisfy withholding tax liability by retaining or purchasing Shares acquired by a Participant under the Plan.

14.	VOTING OF SHARES IN THE PLAN

14.1	The Administrator shall furnish each Participant with a copy of a notice of each meeting of shareholders of FGF and other material sent to holders of Shares.

14.2	A Participant may provide instruction as to the voting of Shares at any meeting at which the holders of Shares are entitled to vote in respect of the number of whole Shares standing to the Participant’s credit in the Participant’s Account. Such instruction must be given on a proxy form provided by the Administrator.

15.	EQUITY RESTRUCTURINGS

Subject to any required action by the shareholders of FGF, in connection with the occurrence of an Equity Restructuring, the Shares available under the Plan, the number and type of securities that may be purchased under the Plan and the purchase price thereof shall be equitably adjusted. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which FGF does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources FGF is relinquishing in such transaction) between FGF and its shareholders, such as a share split, spin-off, rights offering, nonrecurring share dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of FGF) or the Share price (or other securities) and causes a change in the per Share value.

16.	TERM OF PLAN; AMENDMENT OR TERMINATION OF THE PLAN

16.1	The Plan, as set forth herein, shall become effective as of May 16, 2023, subject to approval by the shareholders of FGF. It shall continue in effect until terminated pursuant to Section 16.3.

16.2	Notwithstanding the above, the Plan is expressly made subject to the approval of the shareholders of FGF through the written majority shareholder consent.. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the listing rules of the Nasdaq. If the Plan is not so approved by the shareholders, this Plan shall not come into effect.

16.3	The Company reserves the right at any time to terminate the Plan. The Company may amend or suspend, in whole or in part, the Plan, including such amendments to the Plan as may be necessary or desirable, in the opinion of the Company, to comply with the rules or regulations of any governmental authority or stock exchange that apply to the Plan, provided, however, that:

(a)	any approvals required under any applicable law or the applicable rules of any stock exchange on which Shares are listed are obtained; and

(b)	no such amendment or suspension, unless required by law, shall be made at any time which has the effect of adversely affecting the existing rights of a Participant in respect of Contributions which have been made, or Shares which have been acquired under the Plan, prior to the date of such amendment or suspension.